UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)         September 8, 2021

LAS VEGAS SANDS CORP.
(Exact name of registrant as specified in its charter)
Nevada
(State or other jurisdiction of incorporation)
001-32373		27-0099920
(Commission File Number)		(IRS Employer Identification No.)

3355 Las Vegas Boulevard South
Las Vegas,	Nevada	89109
(Address of principal executive offices)		(Zip Code)
(702) 414-1000
(Registrant's Telephone Number, Including Area Code)

NOT APPLICABLE
 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock ($0.001 par value)	LVS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.			☐

ITEM 2.02.	Results of Operations and Financial Condition.

On September 8, 2021, Sands China Ltd., a majority-owned subsidiary of Las Vegas Sands Corp. ("SCL"), distributed certain information to fixed income investors. The information contained in Item 7.01 below is incorporated herein by reference.

ITEM 7.01.	Regulation FD Disclosure.

Current Impact of COVID-19 Pandemic on SCL's Liquidity and Financial Highlights

The Macao government announced publicly that monthly gross gaming revenue and total visitation from mainland China increased by 528.1% and 989.4%, respectively, in July 2021, as compared to the same period in 2020. Monthly gross gaming revenue and total visitation from mainland China decreased by 65.5% and 71.8%, respectively, in July 2021, as compared to pre-pandemic levels from the same period in 2019. In August 2021, monthly gross gaming revenue increased by 234.0% as compared to the same period in 2020 but decreased by 81.7% as compared to pre-pandemic levels from the same period in 2019.

SCL’s net revenues totaled US$265 million and US$148 million in July and August 2021 compared to US$43 million and US$53 million in July and August, 2020, respectively, representing an increase of 516.3% and 179.2%, respectively. SCL had an operating loss of US$25 million and US$83 million and a net loss of US$63 million and US$125 million in July and August 2021, respectively, as compared to operating loss of US$141 million and US$148 million and net loss of US$165 million and US$175 million, respectively, in the same periods in the prior year. Additionally, SCL's financial performance reflects adjusted property EBITDA of US$44 million and adjusted property EBITDA loss of US$14 million in July and August 2021, respectively, as compared to adjusted property EBITDA loss of US$79 million and US$83 million, respectively, in the same periods in the prior year.

As of August 31, 2021, SCL had total liquidity of US$2.56 billion, consisting of US$556 million of total cash and cash equivalents excluding restricted cash and cash equivalents and US$2.0 billion of available borrowing capacity under the 2018 SCL Revolving Facility. SCL believes it is able to support continuing operations, complete the major construction projects that are underway and respond to the current COVID-19 pandemic challenges. SCL has taken various mitigating measures to manage through the current environment, including a cost and capital expenditure reduction program to minimize cash outflow for non-essential items. SCL's board of directors did not recommend the payment of a final dividend in respect of the year ended December 31, 2020 or an interim dividend for the six months ended June 30, 2021.

From the end of July 2021 and for most of August 2021, tighter border restrictions were implemented in Macao affecting visitation to SCL's properties. These restrictions included travelers from Guangdong being required to submit a negative nucleic acid test certification issued within 48 hours, which tightened to 12 hours for a period, and then eased to the more relaxed 7 day requirement near the end of August 2021.

The tightening of the border restrictions in Macao is unpredictable as it is dependent on the number of new COVID-19 cases in Macao as well as mainland China and the Macao government’s response to such information. SCL continues to look forward to the opportunity to welcome more guests back to SCL's properties as greater volumes of visitors are eventually able to travel to Macao. Demand for the SCL’s offerings from customers who have been able to visit remains robust, but pandemic-related travel restrictions and the evolving COVID-19 situation in Macao and mainland China continue to limit visitation and hinder SCL’s current financial performance. The COVID-19 pandemic has materially adversely affected the number of visitors to SCL's facilities and disrupted SCL's operations, and SCL expects this adverse impact to continue until the COVID-19 pandemic is contained.

Reconciliation of Non-GAAP Financial Measures

The following is a reconciliation of loss attributable to equity holders of SCL to adjusted property EBITDA:

	One Month Ended		One Month Ended
	July 31,		August 31,
	2020	2021	2020	2021
	(In millions)
	(Unaudited)
Loss attributable to equity holders of SCL	$(165)	$(63)	$(175)	$(125)
Add (deduct):
Income tax expense	7	—	—	1
Finance costs, net of amounts capitalized	19	32	27	31
Interest income	(1)	—	—	—
Loss on disposal of property and equipment and investment properties	—	—	2	1
Net foreign exchange losses	—	6	—	10
Depreciation and amortization	57	62	58	61
Pre-opening expense	1	1	1	1
Corporate expense	2	6	2	5
Share-based compensation, net of amounts capitalized	1	—	2	1
Adjusted property EBITDA(1)	$(79)	$44	$(83)	$(14)
__________________
(1)Adjusted property EBITDA, which is a non-GAAP financial measure, is profit or loss attributable to equity holders of SCL before share-based compensation, corporate expense, pre-opening expense, depreciation and amortization, net foreign exchange gains or losses, impairment loss on property and equipment, gain or loss on disposal of property and equipment, investment properties and intangible assets, interest, gain or loss on modification or early retirement of debt and income tax benefit or expense. Adjusted property EBITDA is a supplemental non-GAAP financial measure used by management. SCL presents non-GAAP financial measures so that investors have the same financial data that management uses in evaluating financial performance with the belief that it will assist the investment community in assessing the underlying financial performance of SCL on a year-over-year basis. In particular, management utilizes adjusted property EBITDA to compare the operating profitability of its operations with those of its competitors, as well as a basis for determining certain incentive compensation. Integrated resort companies have historically reported adjusted property EBITDA as a supplemental performance measure to US GAAP financial measures. In order to view the operations of their properties on a more stand-alone basis, integrated resort companies, including SCL, have historically excluded certain expenses that do not relate to the management of specific properties, such as pre-opening expense and corporate expense, from their adjusted property EBITDA calculations. Adjusted property EBITDA should not be interpreted as an alternative to profit or operating profit (as an indicator of operating performance) or to cash flows from operations (as a measure of liquidity), in each case, as determined in accordance with US GAAP. SCL has significant uses of cash flow, including capital expenditures, dividend payments, interest payments, debt principal repayments and income taxes, which are not reflected in adjusted property EBITDA. Not all companies calculate adjusted property EBITDA in the same manner. As a result, adjusted property EBITDA as presented by SCL may not be directly comparable to other similarly titled measures presented by other companies.

The information furnished under Item 2.02 and Item 7.01 in this Form 8-K shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section and shall not be deemed incorporated by reference in any filing made by Las Vegas Sands Corp. under the Securities Act of 1933, as amended, or the Exchange Act, except as set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: September 8, 2021

LAS VEGAS SANDS CORP.
By:	/S/ D. ZACHARY HUDSON
Name: D. Zachary Hudson Title: Executive Vice President, Global General Counsel and Secretary